AGREEMENT BETWEEN PILGRIM'S PRIDE CORPORATION
                           AND CERTAIN SRAREHOLDERS


      AGREEMENT  MADE this 23rd day of July, 1997, by, between and among LONNIE
A. PILGRIM and LONNIE KEN PILGRIM herein singly called "Shareholder" and collectively called "Shareholders"), and PILGRIM'S PRIDE CORPORATION, a Delaware corporation with its principal offices at 110 South Texas Street, Pittsburg, Texas (herein called the "Company").

                             PRELIMINARY STATEMENT

      In order to meet its continuing business needs, the Company will incur after the date of this Agreement certain indebtedness by reason of credit extended to it by certain creditors who will require one or more of the Shareholders to guarantee such indebtedness as a condition to extending such credit ("Guaranteed Indebtedness").

      As a condition to any Shareholder's being contingently liable as a Guarantor on any Guaranteed Indebtedness all of the Shareholders require that all Shareholders shall be liable ratably with their shares in the Company for each such Guaranteed Indebtedness either as a Guarantor or as an Indemnitor of such Shareholders who are Guarantors and that the Company shall pay each Shareholder a reasonable fee for such guaranty or indemnity undertaking.

                                   AGREEMENT

      In consideration of the premises and the mutual covenants contained herein it is understood and agreed to by the parties hereto as follows:

1.    GUARANTY OF GUARANTEED INDEBTEDNESS.

      1.01. GUARANTY. In reliance upon the representations and warranties herein and subject to the terms and conditions hereof, during the term of this Agreement any Shareholder shall, when required by the Company, guarantee any Eligible Indebtedness to be incurred by the Company in form and substance satisfactory to the related creditor ("Guaranty"). Any Eligible Indebtedness so guaranteed is herein referred to as "Guaranteed Indebtedness."

      1.02. ELIGIBLE INDEBTEDNESS. The term "Eligible indebtedness" shall mean any indebtedness to be incurred by the Company after the date of this Agreement and required by its business needs by reason of credit to be extended to the Company by a creditor who shall require one or more of the Shareholders to guarantee such indebtedness as a condition to extending such credit to the Company. For purposes of this Agreement a resolution by the Board of Directors that such indebtedness is required by the business needs of the Company shall be binding and conclusive upon all parties to this Agreement.

      1.03. CONDITION PRECEDENT TO ISSUANCE OF GUARANTY. No Shareholder shall be required to issue a Guaranty until they have been furnished a certificate of the Secretary of the Company certifying (i) the Eligible Indebtedness (including the maximum amount of indebtedness, the name of the creditor and the terms and conditions thereof) to be so guaranteed; (ii) a resolution of the Board of Directors of the Company authorizing the Company to incur the Eligible Indebtedness; and (iii) the principal amount of all Guaranteed Indebtedness then outstanding.

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      2.    INDEMNIFICATION OF GUARANTOR.

      2.01. INDEMNITY. All Shareholders shall indemnify a Shareholder who issues a Guaranty ("Guarantor") against all loss, cost and expense (including reasonable attorneys' fees) which Guarantor shall incur with the respect to the Guaranty ("Total Indemnified Amount"); provided, however, that each Shareholder's liability of indemnity hereunder shall be several and shall be limited to an amount which is equal to that proportion of the Total Indemnified Amount as the shares of Common Stock of the Company owned of record or beneficially by such Shareholder on the date of issuance of such Guaranty shall bear to the shares of Common Stock of the Company owned of record or beneficially by all Shareholders (including Guarantor) on the date of issuance of the Guaranty ("Indemnity"). Any Shareholder who is contingently liable on an Indemnity is herein referred to as "Indemnitor".

      2.02. TERMINATION OF INDEMNITY. Notwithstanding the termination of this Agreement an Indemnity with respect to a Guaranty which shall have been issued shall continue until (i) the related Guaranteed Indebtedness shall have been paid in full by the Company; or (ii) the Guarantor shall have been released from the Guaranty by the creditor; or (iii) the Indemnity shall have been discharged in full by payment required of the Shareholders under the Indemnity or otherwise, whichever shall first occur ("Indemnity Termination Date").

3.    GUARANTY OR INDEMNITY FEE.

      3.01. GENERAL. So long as a Guaranty shall be outstanding the Company shall pay a fee to each Shareholder for the undertaking herein by such Shareholder under a Guaranty issued on or after the date of this Agreement or an Indemnity covering such Guaranty computed and subject to limitations as provided herein ("Fee").

      3.02.    DETERMINATION   AND   PAYMENT   OF  FEES  ATTRIBUTABLE  TO  EACH
SHAREHOLDER. The total Fees which shall accrue with respect to any calendar quarter shall be an amount equal to 1/4th of a percent multiplied by the average daily balance of the principal amount of Guaranteed Indebtedness outstanding during such calendar quarter. The total Fees for a particular calendar quarter shall be apportioned among the Shareholders in the proportion that they share the contingent liability of such Guaranteed Indebtedness, however, in no event will a guaranteeing Shareholder receive less than 5-percent of the allocable fee. For this purpose contingent liability shall be determined under Section 2.01 hereof except that each Guarantor's liability shall be deemed an Indemnity and shall be limited to such amount as such Guarantor would be contingently liable as an Indemnitor rather than a Guarantor. All Fees shall be paid quarterly within 45 days after the end of each calendar quarter.

4.    REPRESENTATIONS AND WARRANTIES.

      4.01. Representations and Warranties of Company. Company represents and warrant to the Shareholders that:

            (a) GUARANTIES REQUIRED BY CREDITORS. Certain creditors or proposed creditors of the Company (including certain lessors) have advised the Company that they will not extend credit to the Company after the date of this Agreement without the Guaranty of Lonnie A. Pilgrim, or other Shareholders of the Company.

            (b)   CREDIT  REQUIRED  BY  THE  BUSINESS   NEEDS  OF COMPANY.  All
      Guaranteed Indebtedness will be required by the business needs of the Company.

      4.02.    REPRESENTATIONS    AND   WARRANTIES   OF   SHAREHOLDERS.    Each
Shareholder represents and warrants to the other Shareholder and to the Company that:

            (a) CONDITION TO CONTINGENT LIABILITY. As a condition to such Shareholder's being contingently liable with respect to his Guaranty or Indemnity herein such Shareholder requires (i) that all of the Shareholders shall be liable contingently as provided in this Agreement (either as a Guarantor or as an Indemnitor of such Shareholders who are Guarantors) ratably with their shares in the Company for each such Guaranteed Indebtedness; and (ii) that the Company shall pay each such Shareholder a reasonable fee for such undertaking' as Guarantor or Indemnitor.

            (b) SHARE OWNERSHIP . Each Shareholder now owns of record or beneficially such number of shares, $1 par value, of Common Stock of the Company as is set forth opposite his signature subscribed at the end of this Agreement.

      4.03.    REPRESENTATIONS  OF PARTIES AS TO REASONABLENESS OF FEES.   Each
party hereto represents that the amount of Fees to be paid to each Shareholder as provided herein is reasonable under the circumstances.

5.    MISCELLANEOUS.

      5.01. PRIOR AGREEMENT. This Agreement shall supersede any obligation to issue a Guaranty in the future or any Indemnity with respect to such future Guaranty as shall have been required by any such prior Agreement among Shareholders.

      5.02. NOTICES. All communications and notices hereunder shall be in writing and shall be mailed or delivered to the respective Shareholder at their addresses as appear herein below in this Agreement or to the Company at its mailing address, P.O. Box 93, Pittsburg, Texas 75686 or delivered to its principal office, 110 South Texas Street, Pittsburg, Texas. The Company or any Shareholder may change it or his address where all communications and notices may be sent hereunder by addressing notice of such change in the manner above provided.

      5.03. EXPENSES. Inasmuch as this Agreement is for the primary benefit of the Company, the Company shall pay all counsel fees and other expenses incurred in connection with the preparation and execution of this Agreement.

      5.04. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations, warranties and covenants made by each Shareholder or the Company herein or in any certificate or other instrument delivered by and pursuant hereto or in connection herewith, shall be deemed to have been relied upon by all parties hereto, and shall survive throughout the term of this Agreement and for two years thereafter regardless of any investigation made by or on behalf of any party hereto.

      5.05.   CONTROLLING  LAW.   The  validity  of  this  Agreement  shall  be
governed by the laws of the State of Texas, and this Agreement shall be construed and in force in accordance with the laws of the State of Texas.

      5.06.   BENEFIT.   This Agreement shall  be binding upon and inure to the
benefit of (i) any successor of the Company by statutory merger or consolidation; and (ii) the estates of the respective Shareholders except that the death of a Shareholder shall discharge such deceased Shareholder's obligation to either issue a Guaranty or incur an Indemnity, with respect to Eligible Indebtedness to be incurred after such Shareholder's death but nothing herein shall affect such deceased Shareholder's obligation of Guaranty or Indemnity with respect to Guaranteed Indebtedness incurred prior to his death.

      5.07.    PERFORMANCE. Time is of the  essence  in  this  Agreement.   All
obligations of any party are performable in Camp County, Texas.

      5.08. ENTIRE AGREEMENT. This instrument contains the entire Agreement between the parties hereto with the respect to the transactions contemplated herein. No modification, alteration or amendment to this Agreement nor any waiver of any provision hereof shall be valid or effective unless in writing and executed by all parties hereto.

      5.09. SEVERABILITY. If any part of this Agreement is judicially held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement not so declared, or any part thereof, the parties hereby agreeing that the part or parts so held to be invalid, unenforceable or void shall be deemed to have been stricken here from with the same force and effect as if such part or parts had never been included herein.

      5.10.    TERMINATION OF AGREEMENT.

            (a)   GENERAL.     Unless   sooner   terminated  by  the consent of
      all the parties hereto this Agreement shall terminate upon the earlier of:

                  (1)   NOTICE  EXPIRATION  OF  TIME.   Expiration of 10  years
            after the date of this Agreement.

                  (2) NOTICE BY MAJORITY OF SHAREHOLDERS. Expiration of 30 days after a majority in interest of the Shareholders shall have given written notice to the Company to such effect on or after January 1, 1997.

                  (3) DEATH OF MAJORITY IN INTEREST OF SHAREHOLDERS. Upon the death of any Shareholder if immediately after such death less than a majority in interest of the Shareholders shall then be living.

            (b) DETERMINATION OF MAJORITY IN INTEREST. The respective interests of the Shareholders for purposes of determining a "majority in interest" shall be determined on the basis of their respective ownership of record and beneficially of shares of Common Stock of the Company at the particular time in question.

            (c)   EFFECT  OF  TERMINATION.   Upon  the  termination   of   this
      Agreement the obligations of all parties hereto shall then be discharged in full except that all Guaranties and Indemnities then outstanding shall remain in full force according to their respective terms and conditions, and the Company shall pay the Fees to the Shareholders with respect to Guaranteed Indebtedness outstanding after termination as provided in Article 3.

      This Agreement is signed and delivered on the date and year first above set forth in multiple counterparts each of which shall be an original.





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Attest                                          PILGRIM'S PRIDE CORPORATION

\s\ Richard A. Cogdill                         \s\ Clifford E. Butler

Richard A. Cogdill                        By:Clifford E. Butler
Chief Financial Officer                      Executive President


                                 SHAREHOLDERS


    Name                                                    Shares
(SIGNATURES)                     ADDRESS                DIRECTLY OWNED

\s\ Lonnie A. Pilgrim
                                PO Box 93                 16,648,727
Lonnie A. Pilgrim               Pittsburg, TX 75686




Lonnie Ken Pilgrim
                                PO Box 393
Lonnie Ken Pilgrim              Pittsburg, TX 75686          375,500


                                                          17,024,227